Exhibit 99.1

May 10, 2017

WGL Holdings, Inc. Receives Shareholder Approval to Merge Operations with AltaGas Ltd.

WASHINGTON—(BUSINESS WIRE)— WGL Holdings, Inc. (NYSE: WGL) shareholders today voted to approve the company’s plan to merge operations with AltaGas Ltd. (TSX: ALA). The companies announced their plan to combine on January 25, 2017.

During a special shareholder meeting held today at WGL’s corporate offices in Washington, D.C., the proposal to approve the transaction was approved by 96.22 percent of the shares voted which represents 71.88 percent of all outstanding WGL Holdings, Inc. shares of common stock entitled to vote. The final vote results will be filed in a form 8-K with the Securities and Exchange Commission (SEC).

As previously announced, the Boards of Directors of WGL and AltaGas unanimously approved the transaction, which is expected to close in the second quarter of 2018.

The proposed merger will bring more diversity and scale to the companies’ energy service offerings throughout North America. Combined, the companies will serve 1.65 million utility customers across the U.S. and Canada, as well as deliver a complementary set of energy businesses, opportunities for job growth, and continue to serve customers and communities with reliable, safe and affordable services.

Under the transaction terms, following the consummation of the merger, WGL shareholders will receive US $88.25 in cash per WGL share, representing a premium of 27.9% to WGL’s closing share price on November 28, 2016, the day prior to news reports of a potential acquisition of WGL by a third party.

Consummation of the transaction is subject to certain closing conditions, including approvals of the Public Service Commission of the District of Columbia, the Maryland Public Service Commission and the Virginia State Corporation Commission, based on filings submitted to each commission on April 24, 2017.

In addition, the companies filed their voluntary Joint Notice to the Committee on Foreign Investment in the Unites States, and an application with the Federal Energy Regulatory Commission. The transaction is also subject to the notification and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

For more information, visit www.wgldeliveringmore.com.

About WGL

WGL (NYSE: WGL), headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wgl.com.

Forward-Looking Statements

This press release contains forward-looking statements related to the proposed business combination between WGL and AltaGas, including statements regarding the benefits and timing of the transaction as well as statements regarding WGL’s products, services and markets. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following, among others: closing of the transaction may not occur or may be delayed; litigation related to the transaction or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction and there may be a loss of customers, employees or business partners as a result of the transaction. In addition, please refer to the documents that WGL files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and WGL assumes no obligation and does not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

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WGL Holdings, Inc.

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